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                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of January __, 1998, by and between PMCC FINANCIAL CORP., a New York corporation with offices located at 66 Powerhouse Road, Roslyn Heights, New York 11577 (the "Company"), and RONALD FRIEDMAN, residing at 788 Arbuckle Avenue, Woodmere, New York 11598 (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company is a specialty consumer financial services company providing a broad array of residential mortgage products to its customers; and

         WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Company on a full-time basis for said period, and upon the other terms and conditions hereinafter provided.

         NOW, THEREFORE, the Company and the Executive, intending to be legally bound, agree as follows:

         1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for a term commencing on the date hereof and ending (subject to the provisions of Section 5 hereof) two (2) years thereafter (the "Term"), on December 31, 1999.

         2. Duties.

            2.1 During the Term, the Executive shall be employed by the Company and shall serve as President and Chief Executive Officer of the Company, and shall perform such
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duties and have such powers relating to the Company as shall from time to time be assigned to him by the Board of Directors of the Company.

            2.2 During the Term, the Executive shall devote his full business time, attention and energy to the business and affairs of the Company and shall not engage, directly or indirectly, in any other business, employment or occupation which is competitive with the business of the Company.

         3. Compensation.

            3.1 As full compensation for his services and undertakings pursuant to the terms of this Agreement, the Executive shall receive a base salary at the rate of Two Hundred Fifty Thousand ($250,000) Dollars per year (the "Salary"). The Base Compensation shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time. The Executive shall be entitled to receive such salary increases as the Board of Directors of the Company may, on the basis of improvements in the Company's performance or other reasonable criteria, deem appropriate. If elected or appointed as a director of the Company or any subsidiary thereof, the Executive shall serve in such capacity without additional compensation.

            3.2 The Executive shall have the right to participate, on the same basis as other executive employees of the Company, in the Company's employee benefit programs, if any, including, without limitation, group life, health, accident and hospitalization insurance programs covering the Executive and his dependents and disability insurance similar in coverage to that currently provided.

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            3.3 Executive shall be entitled to an annual bonus as determined by the Board of Directors, without regard to this or any other executive bonus. Payment of the bonus, if any, shall be made within seventy-five (75) days after the end of each fiscal year of the Company. The Executive shall be entitled to participate in and receive the benefits under any pension plans or bonus plans of the Company or of any subsidiary and shall be included in, at no cost to Executive, the Company's health plan (including hospitalization, medical and major medical), life, prescription drug, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans, perquisites or arrangements which the Company makes available generally to other employees of the Company.

            3.4 The Company shall deduct from the Executive's Base Compensation and bonus any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

            3.5 The Company shall reimburse the Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company; provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

         4. Indemnification. The Company undertakes, to the extent permitted by law, to indemnify and hold the Executive harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees and disbursements, arising out of the performance

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by the Executive of his duties pursuant to this Agreement, in furtherance of the
Company's business and within the scope of his employment.

         5. Termination of Employment.

            5.1 (a) (1) The Executive's employment hereunder shall terminate automatically as of the date of his death or upon the Executive's becoming eligible for benefits under the Company's long term disability plan as in effect from time to time, or if no disability plan is in effect, upon the Executive becoming permanently disabled. For purposes of this Agreement, the Executive shall be deemed to be permanently "disabled" if he has been unable to perform his duties for six (6) consecutive months or any nine (9) months in any twelve
(12) month period, all as conclusively determined in good faith by the Board of Directors of the Company.

                    (2) Upon termination of the Executive's employment under circumstances described in Section 5(a)(1) above, the Company shall promptly pay and provide to the Executive (or, in the event of his death, to his surviving spouse or such other beneficiary as the Executive may designate in writing, or if there is neither, to his estate):

                        (i) his earned but unpaid Salary and bonus and accrued vacation pay as of the date of termination of his employment with the Company;

                        (ii) the benefits, if any, to which he is entitled as a former employee under the Company's employee benefits plans and programs and compensation plans and programs in which he was a participant; and

                        (iii) an amount of Salary at the then current rate equal to the Salary payable for a period of two (2) years.

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            5.2 The Company shall, in the manner described in the last paragraph of Section 5.3, have the right to terminate the employment of Executive under thisAgreement and Executive shall forfeit the right to receive any and all further payments hereunder, other than the right to receive any compensation then due and payable to Executive pursuant to Section 3 hereof through to the date of termination, if Executive shall have committed any of the following acts of default:

            (a) Executive shall have committed any material breach of any of the provisions or covenants of this Agreement;

            (b) Executive shall have committed any act of gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, shall have willingly refused or habitually neglected to perform his employment duties or obligations under this Agreement;

            (c) Executive shall have committed any material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes the Company or any of its subsidiaries to suffer any material loss, fine, civil penalty, judgment, claim, damage or expense; or

            (d) Executive shall have been convicted of, or shall have plead guilty or nolo contendere to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the Executive's actions were in the best interests of the Company and its stockholders and would not violate criminal law).

            5.3 If the Company elects to terminate this Agreement as set forth above, it shall deliver notice of such intention to Executive, describing with reasonable detail, the action or omission of the Executive constituting the act of default (the "Termination Notice"), and

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thereupon no further payments of any type shall be made or shall be due or payable to Executive hereunder, except as provided in the first sentence of
Section 5.2; provided, however, with respect to any act of default set forth in clauses (a) and (b) of Section 5.2, prior to any termination by the Company of Executive's employment, Executive shall first have an opportunity to cure or remedy such act of default within thirty (30) days following the Termination Notice.

            5.4 If the Executive is terminated for reasons other than death, disability or the occurrence of any of the acts set forth in Section 5.2(a) -
(d) hereof, Executive shall be entitled to receive as severance pay (in addition to any compensation then due and payable to Executive pursuant to Section 3 hereof through the date of termination) an amount equal to the greater of (i) Executive's Base Compensation for the remainder of the Term, or (ii) Executive's Salary for a period of one (1) year, such amount to be payable at such regular times and intervals as the Company customarily pays its employees from time to time.

        6.  Restrictive Covenants.

            6.1 Confidential Information; Covenant not to Disclose. The Executive covenants and undertakes that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any), or use for his own account any customer lists, trade secrets, or any secret or any confidential information of any kind used by the Company during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Executive, and whether or not a

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matter of public knowledge unless as a result of authorized disclosure) to the
Executive by reason of his employment by the Company. The Executive further covenants and agrees that he shall retain such knowledge and information which he has acquired or shall acquire and develop during his employment respecting such customer lists, trade secrets, and secret or confidential information in trust for the sole benefit of the Company, its successors and assigns.

            6.2 Covenant Not to Compete; Non-Interference.

            6.2.1 The Executive covenants and undertakes that, during the period of his employment hereunder and for a period of two (2) years hereafter, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in a business in the same geographic market in which the Company conducts business which is similar to or in competition with any of the businesses carried on by the Company (a "Similar Business") except in the course of his employment hereunder; provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and (ii) his investment does not exceed, in the case of any class of the capital stock of

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any one issuer, 5% of the issued and outstanding shares, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.

            6.2.2 The Executive covenants and undertakes that during the period of his employment hereunder and for a period of two (2) years thereafter he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Executive's employment with the Company was an employee, consultant, agent, supplier, or a customer of, or in the habit of dealing with, the Company.

            6.2.3 If any provision of this Article 6.2 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

            6.3 Covenant to Report; Copyrights; Trademarks; Etc. 6.3.1 All written materials, records and documents (in any form) made by the Executive or coming into his possession during the Term concerning the business or affairs of the Company shall be the sole property of the Company, and, upon the termination of the Term or upon the request of the Company during the Term, the Executive shall promptly deliver the same to the Company. The Executive agrees to render to the Company such reports of the activities undertaken by the Executive or conducted under the Executive's direction pursuant hereto during the Term as the Company may request.

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            6.3.2 The Executive will assign to the Company all right in the copyrights and trademarks will assist the Company or its designee during or subsequent to his employment, at the Company's sole expense, in filing copyright applications on, and obtaining for the Company's benefit, copyrights for, such trademarks in any and all countries, and will assign to the Company all such copyright applications, all copyrights which may issue thereon, said copyrights and trademarks to be and remain the sole and exclusive property of the Company or its designee whether or not patented and/or copyrighted.

        7. Injunction. It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company hereto, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 6 of this Agreement by the Executive or his associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Article 7 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

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        8.  Compliance with Other Agreements. The Executive represents and warrants to the Company that the execution of this Agreement by him and his performance of his obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

        9.  Miscellaneous.

            9.1 Notices. Any notice or other communication to a party under this Agreement shall be in writing, and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the Company at its principal place of business, to the attention of the President and to the Executive at his last known address as reflected on the books of the Company or at such other address as the party may specify by notice to the other in the manner provided for herein; and with a copy to Ruskin, Moscou, Evans & Faltischek, P.C., 170 Old Country Road, Mineola, New York 11501, Attention:
Norman M. Friedland, Esq.

            9.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned this Agreement, being personal, cannot be assigned.

            9.3 Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

            9.4. Entire Agreement. The Agreement constitutes the entire Agreement between the parties, and supersedes all existing agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the

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Executive contained in Article 6 of this Agreement shall survive the termination of this Agreement and the expiration of the Term.

            9.5 New York Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

            9.6 Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action.

            9.7 Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in writing.

            9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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            9.9 Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                                            PMCC FINANCIAL CORP.

                                            By:_________________________________
                                               ROBERT FRIEDMAN, Secretary

                                            ------------------------------------
                                            RONALD FRIEDMAN

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